EXHIBIT 10.05


                              CONSIGNMENT AGREEMENT

                                  January 1996

                                     between


European Micro plc, Market Court, 20-24 Church Street, Altrincham, Cheshire WA14 4DW, England, represented by its Managing Director Nils Wager,

                                          ("Principal")

European Micro Computer Centre GmbH, Otto-Brenner-Strasse 8a, Gewerbegebiet Munchheide 11, 47877 Willich, Germany, represented by its Managing Director Nils Wager,

                                          ("Agent")


                                       1.
                            SUBJECT OF THE AGREEMENT

(1) The principal shall deliver computers and computer accessories for sale on commission.

(2) The agent shall sell the goods in its own name, but for the account of the principal.

(3)   Ownership of the goods shall not be conveyed to the agent.

(4) The agent receives no right of sole distributorship with regard to the principal.


                                       2.
                              INSURANCE, SHIPPING

(1) The principal shall insure the goods against fire, theft, and damage by third parties.

(2) The costs of shipping the goods by the principal to the agent or by the principal to any consumers shall be borne by the principal.


                                       3.
               OBLIGATION WITH REGARD TO INSTRUCTIONS AND PRICING

(1) The agent shall follow the instructions of the principal in the sale of the goods.

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(2)  The agent shall abide by the prices designated by the principal.

(3) If the agent wishes to sell below the designated prices, then he must obtain prior permission from the principal.


                                       4.
                               PAYMENT CONDITIONS

(1) The agent may only sell goods on credit or by allowing other payment arrangements to the extent that the principal has expressly agreed with regard to the consumer and the amount of the credit concerned. If the agent sells on credit contrary to the foregoing, then the agent is personally liable to the principal.

(2) In all cases in which the agent is not paid immediately on delivery of the goods, the agent must maintain a reservation of title in the goods with the consumer until complete payment.


                                       5.
                     NOTIFICATION OF COMPLETED TRANSACTIONS

The agent shall immediately notify the principal of any concluded transaction, assign the claims from any concluded transaction to the principal, and shall transfer to the principal payments received immediately after receipt of the money, less commission as regulated in 6.


                                       6.
                                   COMMISSION

(1)  The agent shall receive for each completed transaction a commission of:

      - 4.5 per cent of the net sales price up to a yearly turnover of up to DM 10 million

      - 4.0 per cent of the net sales price for yearly turnover above DM 10 million

(2) Except for these provisions, the agent shall not be compensated for any other expenses.


                                       7.
                          LIABILITY FOR CONSIGNED GOODS

The agent is liable for loss of and damage to the consigned goods under his custody, unless the loss or damage is attributable to circumstances that could not be avoided by the care of a prudent businessman.


                                       8.
                         CONSUMERS' COMPENSATION CLAIMS



                                       2

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(1)  If a customer of the agent asserts a warranty or compensation claim, the agent must notify the principal immediately.

(2) The principal shall indemnify the agent for any valid claims to the extent the agent is not liable for the defects under 7.


                                       9.
                              DURATION, TERMINATION

(1) The consignment relationship is valid until 31 December 1996. It automatically renews itself for twelve months if termination with six months' notice is given.

(2) In the event of termination, the agent has no settlement claim against the principal.


                                       10.
                             VENUE, APPLICABLE LAW

(1)  Venue for all dispute arising from this agreement is Manchester.

(2)  English law shall apply to this agreement exclusively.




     European Micro Plc                  European Micro Computer
                                         Centre GmbH
     /s/ Nils Wager
                                         /s/ Nils Wager


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